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                                                                      EXHIBIT 1



                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13D with respect to the Common Stock of Medical Manager Corporation of even date herewith is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

         IN WITNESS THEREOF this Joint Filing Agreement may be executed on one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same Joint Filing Agreement, and this Joint Filing Agreement may be effected by a written facsimile of each party.

Dated: July 23, 1999.


                                    /s/ Michael A. Singer
                                    ------------------------------------



                                    MAS 1997 FAMILY LIMITED PARTNERSHIP


                                    By: MAS 1997 MANAGER, INC.,
                                        a general partner



                                    By: /s/ Michael A. Singer
                                        -------------------------------------
                                        Michael A. Singer
                                        President



                                    MAS 1997 MANAGER, INC.


                                    By: /s/ Michael A. Singer
                                        -------------------------------------
                                        Michael A. Singer
                                        President